CERTIFICATE OF OWNERSHIP AND MERGER
                                        OF
                             VISKASE COMPANIES, INC.
                                       INTO
                           ENVIRODYNE INDUSTRIES, INC.

                                    **********

   The undersigned corporation

   DOES HEREBY CERTIFY THAT:

   FIRST: Envirodyne Industries, Inc. (the "Company") is a business corporation of the State of Delaware.

   SECOND: The Company is the owner of all of the outstanding shares of stock of Viskase Companies, Inc., which is a business corporation of the State of Delaware ("Viskase").

   THIRD:  The Company hereby merges Viskase into the Company.

   FOURTH: Upon the effectiveness of this Certificate of Ownership and Merger, the name of the Company, as the surviving corporation of the merger, shall be changed to Viskase Companies, Inc.

   FIFTH: The following is a copy of the resolutions adopted on August 27, 1998 by the Board of Directors of the Company to merge Viskase into the Company.

          "1. Viskase Companies, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Viskase"), shall be merged into the Company, and all of the property, rights, privileges, powers and franchises of Viskase, shall be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were before held and enjoyed by Viskase in its name.

          2.  The Company shall assume all of the obligations of Viskase.

          3. The Company shall cause to be executed, filed, and recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Viskase and the Company and in any other appropriate jurisdiction which in their judgment may be necessary, proper or advisable in order to effectuate the merger of Viskase into the Company.

          4. Upon the effectiveness of the merger of Viskase into the Company, the name of the Company, as the surviving corporation of the merger, shall be changed to Viskase Companies, Inc."

   SIXTH: The effective time and date of this Certificate of Ownership and Merger shall be 5:00 P.M., September 4, 1998, and the merger provided for herein shall be affective as of that time and date.


   SIGNED AND ATTESTED on September 2, 1998


ATTEST:                                   ENVIRODYNE INDUSTRIES, INC.,
                                          a Delaware corporation


                                          By
--------------------------------------         ------------------------------
     Stephen M. Schuster                           Gordon S. Donovan
         Secretary                             Its Chief Financial Officer,
                                                    Vice President
                                                    and Treasurer